   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1997



                                                      REGISTRATION NO. 333-35635

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              FLANDERS CORPORATION
               (Exact name of registrant as specified in charter)

        NORTH CAROLINA                        3564                          13-3368271
   (State of Incorporation)       (Primary Standard Industrial           (I.R.S. Employer
                                   Classification Code Number)        Identification Number)

                           531 FLANDERS FILTERS ROAD
                        WASHINGTON, NORTH CAROLINA 27889
                                 (919) 946-8081
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                STEVEN K. CLARK
                              FLANDERS CORPORATION
                           531 FLANDERS FILTERS ROAD
                        WASHINGTON, NORTH CAROLINA 27889
                                 (919) 946-8081
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

               WILLIAM C. GIBBS                                WILLIAM J. SCHIFINO
             SNELL & WILMER L.L.P.                         SCHIFINO & FLEISCHER, P.A.
         111 EAST BROADWAY, SUITE 900                   ONE TAMPA CITY CENTER, SUITE 2700
          SALT LAKE CITY, UTAH 84111                          TAMPA, FLORIDA 33602
                (801) 237-1900                                   (813) 223-1535

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                          AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
        TITLE OF EACH CLASS                TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
  OF SECURITIES TO BE REGISTERED       REGISTERED(1)        PER UNIT(2)        OFFERING PRICE           FEE(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock.......................      7,360,000             $7.00             $51,520,000            $15,613
=====================================================================================================================

(1) Includes 960,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Computed in accordance with Rule 457(c) of the Securities Act of 1933 on the basis of the closing price of the Common Stock on September 5, 1997.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DUE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     The purpose of this Amendment to the Registration Statement is to include the following language on front cover of the Registration Statement: The Registrant hereby amends this Registration Statement on such due date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the 17th day of September, 1997.


                                          FLANDERS CORPORATION


                                          By:      /s/ STEVEN K. CLARK

                                            ------------------------------------

                                                      Steven K. Clark


                                                     Agent for Service


                                      II-6